As filed with the Securities and Exchange Commission on January 29, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GRI BIO, INC.
(Exact name of registrant as specified in its charter)

Delaware	82-4369909
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)
2223 Avenida de la Playa, #208
La Jolla, CA 92037
(Address of principal executive offices and zip code)
Amended and Restated GRI Bio, Inc. 2018 Equity Incentive Plan
(Full title of the plan)
W. Marc Hertz, Ph.D.
Chief Executive Officer
GRI Bio, Inc.
2223 Avenida de la Playa #208
La Jolla, CA 92037
(619) 400-1170
(Name,address, including zip code and telephone number including area code of agent for service)

With Copy to:

Adam Lenain, Esq.
Melanie Ruthrauff Levy, Esq.
Jessica Zhang, Esq.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
3580 Carmel Mountain Road, Suite 300
San Diego, California 92130
Tel: (858) 314-1500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☒	Smaller Reporting Company	☒
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

EXPLANATORY NOTE

Amended and Restated 2018 Equity Incentive Plan

This Registration Statement on Form S-8 (the “Registration Statement”) registers an additional 19,907 shares of common stock, par value $0.0001 per share (“Common Stock”), of GRI Bio, Inc. (the “Registrant”), reserved for issuance pursuant to the Amended and Restated GRI Bio, Inc. 2018 Equity Incentive Plan, as amended (the “2018 Plan”), which includes the aggregate increase in the number of shares reserved under the 2018 Plan by operation of the 2018 Plan’s “evergreen provision” on January 1st of 2026. This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 of the Registrant relating to an employee benefit plan is effective (File No. 333-255972). The information contained in the Registrant’s registration statements on Form S-8 (File Nos. 333-255972, 333-284149 and 333-289593) is hereby incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.

The following documents, which the Registrant has filed with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference:

•The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 14, 2025;
•The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025 and September 30, 2025 filed with the Commission on May 15, 2025, August 14, 2025 and November 14, 2025, respectively;
•The Registrant’s Current Reports on Form 8-K filed with the Commission on February 11, 2025, February 19, 2025, March 11, 2025, March 17, 2025, April 2, 2025, April 16, 2025, May 5, 2025, May 15, 2025, May 23, 2025, June 26, 2025, July 31, 2025, August 13, 2025, August 20, 2025, December 2, 2025, December 8, 2025, December 10, 2025, December 12, 2025, December 12, 2025, January 8, 2026, January 9, 2026, January 15, 2026, January 16, 2026, January 21, 2026 and January 28, 2026 (except for the information furnished under Items 2.02 or 7.01 and the exhibits thereto); and
•The description of its Common Stock contained in Exhibit 4.21 of its Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Commission on March 14, 2025, and any amendment or report filed with the Commission for the purpose of updating such description.
All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8.    Exhibits.

Exhibit No.	Description	Filed Herewith	Form	Incorporated by Reference File No.	Date Filed
4.1	Amended and Restated Certificate of Incorporation, as amended.		10-K	001-40034	3/14/2025
4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended.		8-K	001-40034	1/21/2026
4.3	Amended and Restated Bylaws.		8-K/A	001-40034	5/26/2023
4.4	Specimen Common Stock Certificate.		S-1	333-249636	10/23/2020
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.	X
23.1	Consent of Sadler, Gibb & Associates, LLC, Independent Registered Public Accounting Firm.	X
23.3	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included legal opinion filed as Exhibit 5.1).	X
24.1	Power of Attorney (included on signature page).	X
99.1#	Amended and Restated GRI Bio, Inc. 2018 Equity Incentive Plan, as Amended.		8-K	001-40034	8/13/2025
99.2#	Form of Non-Qualified Stock Option Agreement under the Registrant’s Amended and Restated 2018 Equity Incentive Plan.		S-1	333-249636	10/23/2020
99.3#	Form of Incentive Stock Option Agreement under the Registrant’s Amended and Restated 2018 Equity Incentive Plan.		S-1	333-249636	10/23/2020
99.4#	Form of Restricted Stock Unit Agreement under the Registrant’s Amended and Restated 2018 Equity Incentive Plan.		S-8	333-289593	8/13/2025
107	Filing fee table.	X
# Indicates management contract or compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of La Jolla, state of California on January 29, 2026.

GRI BIO, INC.

By:	/s/ W. Marc Hertz, Ph.D.
W. Marc Hertz, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of W. Marc Hertz, Ph.D., and Leanne Kelly, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ W. Marc Hertz, Ph.D.	President, Chief Executive Officer and Director	January 29, 2026
W. Marc Hertz, Ph.D.	(Principal Executive Officer)

/s/ Leanne Kelly	Chief Financial Officer	January 29, 2026
Leanne Kelly	(Principal Financial and Accounting Officer)

/s/ David Szekeres	Director, Chairperson of the Board	January 29, 2026
David Szekeres

/s/ David Baker	Director	January 29, 2026
David Baker

/s/ Roelof Rongen	Director	January 29, 2026
Roelof Rongen

/s/ Camilla V. Simpson, M.Sc.	Director	January 29, 2026
Camilla V. Simpson, M.Sc.